Exhibit 10.2

APTARGROUP, INC.
STOCK OPTION AGREEMENT
FOR NON-EMPLOYEE DIRECTORS

          AptarGroup, Inc., a Delaware corporation (the “Company”), hereby grants to                                        (the “Optionee”) as of                          ,                     (the “Option Date”), pursuant to the provisions of the AptarGroup, Inc. 2004 Director Option Plan (the “Plan”), a non-qualified option to purchase from the Company (the “Option”)                         shares of its Common Stock, $.01 par value (“Stock”), at the price of $            per share upon and subject to the terms and conditions set forth below. Capitalized terms not defined herein shall have the meanings specified in the Plan.

          1. Option Subject to Acceptance of Agreement.

          The Option shall become null and void unless the optionee shall accept this Agreement by executing it in the space provided below and returning it to the Company.

          2. Time and Manner of Exercise of Option.

          2.1. Maximum Term of Option. In no event may the Option be exercised, in whole or in part, after                                       ,                     (the “Expiration Date”).

          2.2. Exercise of Option. (a) The Option shall become exercisable (i) on                                       ,                     with respect to 2,000 shares, (ii) on the earlier to occur of (a) each anniversary of the Award Date and (b) the day immediately preceding the date of that year’s annual meeting of stockholders, with respect to an additional 2,000 shares until such Option shall have become exercisable in full and (iii) as otherwise provided pursuant to Sections 2.2(b) and (e) hereof.

          (b) If the Optionee ceases to be a director of the Company by reason of permanent disability or death, the Option shall become fully exercisable and may thereafter be exercised by the Optionee or the Optionee’s Legal Representative, in the case of permanent disability, or the Optionee’s Legal Representative or Permitted Transferees, in the case of death, in each case for a period of three years from the effective date of the Optionee’s termination of employment or until the Expiration Date, whichever period is shorter. For purposes of this Agreement, “permanent disability” shall mean the inability of the Optionee to substantially perform his or her duties for a continuous period of at least six months as determined by the Committee.

          (c) If the Optionee ceases to be a director of the Company for any reason other than permanent disability or death, the Option shall be exercisable only to the extent that it was exercisable on the effective date of the Optionee’s ceasing to be a director and may thereafter be exercised by the Optionee or the Optionee’s Legal Representative or Permitted Transferees, as the case may be, for a period of five years from the effective date of the Optionee’s ceasing to be a director or until the Expiration Date, whichever period is shorter. The portion of the Option, if any, which is not vested as of the effective date of the Optionee’s ceasing to be a director shall be forfeited and canceled by the Company.

          (d) If the Optionee dies during the five-year period following such Optionee’s ceasing to be a director, the Option shall be exercisable only to the extent that it was exercisable on the date of such death and may thereafter be exercised by the Optionee’s Legal Representative or Permitted Transferees, as the case may be, until the fifth anniversary of the effective date of the Optionee’s ceasing to be a director or until the Expiration Date, whichever period is shorter.

          (e)(1) In the event of a Change in Control (as defined in Appendix A), the Option shall become fully vested as of the date of the Change in Control.

                (2) In the event of a Change in Control pursuant to paragraph (1) or (2) of Appendix A, the Board of Directors (as constituted prior to such Change in Control) may, in its discretion (subject to existing contractual arrangements), require that the Option, in whole or in part, be surrendered to the Company by the Optionee and be immediately cancelled by the Company, and provide for the Optionee to receive a cash payment from the Company in an amount equal to the number of shares of Stock subject to the Option immediately prior to such cancellation (but after giving effect to any adjustment pursuant to Section 11 of the Plan in respect of any transaction that gives rise to such Change in Control), multiplied by the excess, if any, of (i) the greater of (A) the highest per share price offered to holders of common stock in any transaction whereby the Change in Control takes place and (B) the Market Value of a share of Stock on the date on which such Change of Control occurs over (ii) the exercise price.

                (3) In the event of a Change in Control pursuant to paragraph (3) or (4) of Appendix A, the Board of Directors (as constituted prior to such Change in Control) may, in its discretion (subject to existing contractual arrangements):

(i)	require that shares of stock of the corporation resulting from such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Stock subject to the Option, with an appropriate and equitable adjustment to the exercise price of such Option, as determined by the Board of Directors, such adjustment to be made without an increase in the aggregate purchase price; and/or

(ii)	require the Option, in whole or in part, to be surrendered to the Company by the Optionee, and to be immediately cancelled by the Company, and to provide for the Optionee to receive (a) a cash payment in an amount not less than the amount determined by multiplying the number of shares of Stock subject to the Option immediately prior to such cancellation (but after giving effect to any adjustment pursuant to Section 11 of the Plan in respect of any transaction that gives rise to such Change in Control), by the excess, if any, of the highest per share price offered to holders of common stock in any transaction whereby the Change in Control takes place over the exercise price, (b) shares of stock of the corporation resulting from such Change in Control, or a parent corporation thereof, having a Market Value not less than the amount determined under clause (a) above or (c) a combination of a payment of cash pursuant to clause (a) above and the issuance of shares pursuant to clause (b) above.

    (4) The Company may, but is not required to, cooperate with the Optionee if the Optionee is subject to Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to assure that any cash payment or substitution in accordance with this Section 2.2(e) to the Optionee is made in compliance with Section 16 and the rules and regulations thereunder.

               2.3 Method of Exercise. Subject to the limitations set forth in this Agreement, the Option may be exercised by the Optionee (i) by giving written notice to the Company specifying the number of whole shares of Stock to be purchased and accompanied by payment therefor in full in cash and (ii) by executing such documents as the Company may reasonably request. The purchase price of the shares being purchased may be paid in cash on behalf of the Optionee by a broker-dealer acceptable to the Company to whom the Optionee has submitted an irrevocable notice of exercise; provided, however, that the Committee shall have sole discretion to disapprove of an election to use a broker-dealer. No shares of Stock shall be issued until the full purchase price has been paid.

               2.4. Termination of Option. In no event may the Option be exercised after it terminates as set forth in this Section 2.4.3. The Option shall terminate, to the extent not exercised pursuant to Section 2.3 or earlier terminated pursuant to Section 2.2, on the Expiration Date.

               3. Additional Terms and Conditions of Option.

               3.1. Nontransferability of Option. The Option may not be transferred by the Optionee other than by will or the laws of descent and distribution or pursuant to Section 10 of the Plan on a beneficiary designation form approved by the Company. During the Optionee’s lifetime, the Option is exercisable only by the Optionee or the Optionee’s Legal Representative. Except as permitted by the foregoing, the Option may not be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber, or otherwise dispose of the Option, the Option and all rights hereunder shall immediately become null and void.

               3.2. Withholding Taxes. As a condition precedent to any exercise of the Option, the Optionee shall, upon request by the Company, pay to the Company (or shall cause a broker-dealer on behalf of the Optionee in accordance with Section 2.3 to pay to the Company) in addition to the purchase price of the shares, such amount of cash as the Company may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the “Required Tax Payments”) with respect to such exercise of the Option. If the Optionee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Optionee.

               3.3. Compliance with Applicable Law. The Option is subject to the condition that if the listing, registration or qualification of the shares subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or delivery of shares hereunder, the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained. The Company agrees to make every reasonable effort to effect or obtain any such listing, registration, qualification, consent or approval.

               3.4. Delivery of Certificates. Upon the exercise of the Option, in whole or in part, the Company shall deliver or cause to be delivered one or more certificates representing the number of shares purchased against full payment therefor. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in Section 3.2.

               3.5. Option Confers No Rights as Stockholder. The Optionee shall not be entitled to any privileges of ownership with respect to shares of Stock subject to the Option unless and until purchased and delivered upon the exercise of the Option, in whole or in part, and the optionee becomes a stockholder of record with respect to such delivered shares; and the Optionee shall not be considered a stockholder of the Company with respect to any such shares not so purchased and delivered.

               3.6. Option Confers No Rights to Continue to Serve as a Director. In no event shall the granting of the Option or its acceptance by the Optionee give or be deemed to give the Optionee any right to continue to serve, to be elected or reelected to serve or to be nominated to serve as a director of the Company.

               3.7. Decisions of Board or Committee. As provided in the Plan, the Board or the Committee shall have the right to resolve all questions which may arise in connection with the option or its exercise. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

               3.8. Company to Reserve Shares. The Company shall at all times prior to the expiration or termination of the Option reserve and keep available, either in its treasury or out of its authorized but unissued shares of Stock, the full number of shares subject to the Option from time to time.

               3.9. Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan (including the adjustment provision set forth in Section 11 thereof), and shall be interpreted in accordance therewith. The Optionee hereby acknowledges receipt of a copy of the Plan.

               4. Miscellaneous Provisions.

               4.1. Meaning of Certain Terms. As used herein, (a) the term “Permitted Transferee” shall include any transferee pursuant to a transfer permitted under Section 10 of the Plan and Section 3.1 hereof and (b) the term “Legal Representative” shall include a guardian, administrator, executor or other person acting in a similar capacity.

               4.2. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall, upon the death of the Optionee, acquire any rights hereunder in accordance with this Agreement or the Plan.

               4.3. Notices. All notices, requests or other communications provided for in this Agreement shall be made in writing by (a) actual delivery to the party entitled thereto, (b) mailing to the last known address of the party entitled thereto, via certified or registered mail, return receipt requested or (c) telecopy with confirmation of receipt. The notice shall be deemed to be received, in case of actual delivery, on the date of its actual receipt by the party entitled thereto, in case of mailing, on the tenth calendar day following the date of such mailing, and, in the case of telecopy, on the date of confirmation of receipt.

               4.4. Governing Law. This Agreement shall be governed by, and interpreted in accordance with, the internal laws of the State of Delaware.

               4.5. Counterparts. This Agreement may be executed in two counterparts each of which shall be deemed an original and both of which together shall constitute one and the same instrument.

APTARGROUP, INC.

Name: Carl A. Siebel
Title: President and Chief Executive Officer

Accepted this              day of
             , 200   .

              Director

Appendix A
to AptarGroup, Inc.
Stock Option Agreement
for Non-Employee Directors

For purposes of this Agreement “Change in Control” shall mean:

               (1) the acquisition by any individual, entity or group (a “Person”), including any “person” within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of more than 50% of either (i) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from the Company (excluding any acquisition resulting from the exercise of a conversion or exchange privilege in respect of outstanding convertible or exchangeable securities unless such outstanding convertible or exchangeable securities were acquired directly from the Company), (B) any acquisition by the Company, (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a reorganization, merger or consolidation involving the Company, if, immediately after such reorganization, merger or consolidation, each of the conditions described in clauses (i), (ii) and (iii) of subsection (3) of this Appendix A shall be satisfied; and provided further that, for purposes of clause (B), if any Person (other than the Company or any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company) shall become the beneficial owner of more than 50% of the Outstanding Company Common Stock or more than 50% of the Outstanding Company Voting Securities by reason of an acquisition by the Company and such Person shall, after such acquisition by the Company, become the beneficial owner of any additional shares of the Outstanding Company Common Stock or any additional Outstanding Company Voting Securities and such beneficial ownership is publicly announced, such additional beneficial ownership shall constitute a Change in Control;

               (2) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of such Board; provided, however, that any individual who becomes a director of the Company subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed to have been a member of the Incumbent Board; and provided further, that no individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall be deemed to have been a member of the Incumbent Board;

               (3) consummation of a reorganization, merger or consolidation unless, in any such case, immediately after such reorganization, merger or consolidation, (i) 50% or more of the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and 50% or more of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals or entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation and in substantially the same proportions relative to each other as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (ii) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or the corporation resulting from such reorganization, merger or consolidation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such reorganization, merger or consolidation, directly or indirectly, more than 50% of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, more than 50% of the then outstanding shares of common stock of such corporation or more than 50% of the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such reorganization, merger or consolidation; or

               (4) consummation of (i) a plan of complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company other than to a corporation with respect to which, immediately after such sale or other disposition, (A) 50% or more of the then outstanding shares of common stock thereof and 50% or more of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such sale or other disposition and in substantially the same proportions relative to each other as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) sponsored or maintained by the Company or such corporation (or any corporation controlled by the Company) and any Person which beneficially owned, immediately prior to such sale or other disposition, directly or indirectly, more than 50% of the Outstanding Company Common Stock or the Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, more than 50% of the then outstanding shares of common stock thereof or more than 50% of the combined voting power of the then outstanding securities thereof entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors thereof were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition.

Exhibit A
to AptarGroup, Inc.
Stock Option Agreement
For Non-Employee Directors

APTARGROUP, INC.

2004 Director Option Plan

BENEFICIARY DESIGNATION FORM

               You may designate a primary beneficiary and a secondary beneficiary. You can name more than one person as a primary or secondary beneficiary. For example, you may wish to name your spouse as primary beneficiary and your children as secondary beneficiaries. Your secondary beneficiary(ies) will receive nothing if any of your primary beneficiaries survive you. All primary beneficiaries will share equally unless you indicate otherwise. The same rule applies for secondary beneficiaries.

Designate Your Beneficiary(ies):

Primary Beneficiary(ies):

Secondary Beneficiary(ies):

I certify that my designation of beneficiary set forth above is my free act and deed.

Name of Director	Director’s Signature
(Please Print)

Date